UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2017

Lightstone Real Estate Income Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-200464	47-1796830
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

_____________

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Dealer Manager Agreement

On March 31, 2017, Lightstone Real Estate Income Trust Inc. (the “Company”) and Orchard Securities, LLC (the “Dealer Manager”) mutually agreed, pursuant to a termination agreement (the “DMA Termination Agreement”) dated March 31, 2017 between the Company and the Dealer Manager, to terminate that certain Dealer Manager Agreement dated March 4, 2015 between the Company and the Dealer Manager (the “Dealer Manager Agreement”).

The Company will not incur any early termination penalties or payments due to the termination of the Dealer Manager Agreement. A copy of the DMA Termination Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Termination of Loan Agreement

In connection with the termination of the Offering (as defined below), the Company entered into a termination agreement (the “Loan Termination Agreement”), dated as of March 31, 2017, with The Lightstone Group, LLC, the Company’s sponsor and a related party (“Lightstone”), in relation to the Loan Agreement, dated March 18, 2016, between the Company and Lightstone.

Item 8.01 Other Events

On March 31, 2017, the Company terminated its primary initial public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Subscriptions for Common Stock in process as of March 31, 2017 will be processed until April 13, 2017. The Company’s distribution reinvestment program will remain in effect.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	DMA Termination Agreement
10.2	Loan Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Date: April 5, 2017	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)